Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2020 Results

Key Financial Results

•	Earnings per share ("EPS") was $1.27, and Net Income was $102 million.

◦	Gross Profit** was $488 million.

◦	Core G&A** was $222 million.

◦	EBITDA** was $207 million and EBITDA** as a percentage of Gross Profit** was 42%.

•	EPS Prior to Amortization of Intangible Assets** was $1.42.

Key Business Results

•	Total Brokerage and Advisory Assets increased 8% year-over-year to $762 billion.

◦	Advisory assets increased by 15% year-over-year to $375 billion.

•	Total net new assets(1) were an inflow of $13.0 billion, translating to a 7.8% annualized growth rate, bringing the trailing twelve-month average organic growth rate to 6.9%.

◦	Total net new asset annualized growth rate was 6.1% in April, 7.0% in May, and 8.7% in June.

◦	Net new advisory assets were an inflow of $10.2 billion, translating to a 12.7% annualized growth rate.

◦	Net new brokerage assets were an inflow of $2.8 billion, translating to a 3.2% annualized growth rate.

◦	Year-to-date production retention rate was 98.6%, up from 96.2% a year ago.

•	Recruited Assets(2) were $11.1 billion, contributing to a trailing twelve-month total of $38.8 billion.

◦	Advisor count(3) was 16,973, up 210 from Q1 2020 and 812 year-over-year.

•	Total client cash balances were $45.3 billion, down $2.5 billion or 5% sequentially.

◦	Client cash balances as a percentage of total assets were 5.9%.

Key Capital Results

•	Dividends were $20 million.

•	Cash available for corporate use was $282 million, up from $236 million in Q1.

•	Credit Agreement Net Leverage Ratio(4) was 2.03x.

Key Updates

•	We signed an agreement with M&T Bank to join LPL's platform. M&T has ~170 advisors servicing ~$20 billion in brokerage and advisory assets and expects to onboard in the middle of 2021.

•	Q2 Core G&A** was $222M, which brings the first half total to $446M, or an annualized run-rate of ~$890M. Full-year plans continue to be in the lower half of the 2020 outlook range of $915 to $940M.

SAN DIEGO - July 30, 2020 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2020, reporting net income of $102 million, or $1.27 per share. This compares with $146 million, or $1.71 per share, in the second quarter of 2019 and $156 million, or $1.92 per share, in the prior quarter.

"In the second quarter we remained focused on executing our business priorities and advancing our strategic plans, as we navigated the new operating environment,” said Dan Arnold, President and CEO. "This focus led to another quarter of solid business outcomes, including new highs for advisor recruiting and retention.  We also made progress on our strategic priorities by announcing two acquisitions, enriching digital capabilities for advisors and their clients, continuing to transform our service model, and introducing new Business Solutions.  As we look ahead, we see an opportunity to not just return to business as usual or a new normal, but rather create a future that is better than ever for our advisors and their clients.”

"We delivered another quarter of strong results as we continued to drive growth and remained disciplined on expenses”, said Matt Audette, CFO. "Our investments in technology, capabilities, and service over the last several years helped generate our highest quarterly organic growth rate and recruiting results. Looking forward, our financial strength positions us well to continue investing to drive organic growth while also staying flexible in our capital allocation plans as economic conditions evolve."

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, July 30. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 3183625, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until August 6 and August 20, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 3183625.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer+. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

+Based on total revenues, Financial Planning magazine June 1996-2020.
Securities and Advisory Services offered through LPL Financial LLC, a registered investment advisor. Member FINRA/SIPC.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 36 on page 19 of this release.
Gross Profit is calculated as net revenues, which were $1,367 million for the three months ended June 30, 2020, less commission and advisory expenses and brokerage, clearing and exchange fees, which were $860 million and $19 million, respectively, for the three months ended June 30, 2020. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers its Gross Profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,203 million for the three months ended June 30, 2020, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 9 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 25 on page 18 of this release.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, amortization of intangible assets, and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 25 on page 18 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2020 Core G&A** outlook), future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and M&T Bank's agreement to join LPL's platform, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of July 30, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives, acquisitions and programs; the effects of the COVID-19 pandemic; the successful onboarding of advisors and client assets, in connection with M&T Bank's agreement to join LPL's platform; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2019 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
REVENUES
Commission	$427,453	$479,135	(11%)	$930,897	$940,494	(1%)
Advisory	523,370	481,309	9%	1,102,397	935,247	18%
Asset-based	247,067	288,551	(14%)	532,573	584,914	(9%)
Transaction and fee	119,478	118,335	1%	256,574	240,815	7%
Interest income, net of interest expense	6,540	11,690	(44%)	16,082	24,011	(33%)
Other	42,751	10,737	n/m	(8,467)	35,955	n/m
Total net revenues	1,366,659	1,389,757	(2%)	2,830,056	2,761,436	2%
EXPENSES
Commission and advisory	859,847	838,022	3%	1,730,642	1,637,720	6%
Compensation and benefits	143,320	131,788	9%	290,122	268,700	8%
Promotional	44,540	41,423	8%	101,938	92,772	10%
Depreciation and amortization	26,890	22,584	19%	53,534	46,054	16%
Amortization of intangible assets	16,689	16,249	3%	33,259	32,417	3%
Occupancy and equipment	43,066	33,320	29%	82,612	66,426	24%
Professional services	13,620	18,837	(28%)	28,225	38,449	(27%)
Brokerage, clearing and exchange	18,565	15,994	16%	35,589	32,138	11%
Communications and data processing	14,361	12,532	15%	25,196	24,859	1%
Other	22,194	29,975	(26%)	48,422	56,378	(14%)
Total operating expenses	1,203,092	1,160,724	4%	2,429,539	2,295,913	6%
Non-operating interest expense and other	26,289	33,957	(23%)	55,607	66,673	(17%)
INCOME BEFORE PROVISION FOR INCOME TAXES	137,278	195,076	(30%)	344,910	398,850	(14%)
PROVISION FOR INCOME TAXES	35,616	48,984	(27%)	87,607	97,360	(10%)
NET INCOME	$101,662	$146,092	(30%)	$257,303	$301,490	(15%)
EARNINGS PER SHARE
Earnings per share, basic	$1.29	$1.75	(26%)	$3.25	$3.59	(9%)
Earnings per share, diluted	$1.27	$1.71	(26%)	$3.19	$3.50	(9%)
Weighted-average shares outstanding, basic	78,940	83,247	(5%)	79,223	83,869	(6%)
Weighted-average shares outstanding, diluted	80,127	85,350	(6%)	80,659	86,052	(6%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2020	Q1 2020	Q4 2019
REVENUES
Commission	$427,453	$503,444	$476,920
Advisory	523,370	579,027	533,259
Asset-based	247,067	285,506	288,925
Transaction and fee	119,478	137,096	118,291
Interest income, net of interest expense	6,540	9,542	10,966
Other	42,751	(51,218)	19,534
Total net revenues	1,366,659	1,463,397	1,447,895
EXPENSES
Commission and advisory	859,847	870,795	893,831
Compensation and benefits	143,320	146,802	149,128
Promotional	44,540	57,398	51,050
Depreciation and amortization	26,890	26,644	25,663
Amortization of intangible assets	16,689	16,570	16,631
Occupancy and equipment	43,066	39,546	35,320
Professional services	13,620	14,605	17,772
Brokerage, clearing and exchange expense	18,565	17,024	15,927
Communications and data processing	14,361	10,835	12,465
Other	22,194	26,228	30,569
Total operating expenses	1,203,092	1,226,447	1,248,356
Non-operating interest expense and other	26,289	29,318	31,384
Loss on extinguishment of debt	—	—	3,156
INCOME BEFORE PROVISION FOR INCOME TAXES	137,278	207,632	164,999
PROVISION FOR INCOME TAXES	35,616	51,991	38,323
NET INCOME	$101,662	$155,641	$126,676
EARNINGS PER SHARE
Earnings per share, basic	$1.29	$1.96	$1.57
Earnings per share, diluted	$1.27	$1.92	$1.53
Weighted-average shares outstanding, basic	78,940	79,507	80,701
Weighted-average shares outstanding, diluted	80,127	81,166	82,695

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$845,228	$418,202	$590,209
Cash segregated under federal and other regulations	574,429	1,217,692	822,697
Restricted cash	70,051	67,701	58,872
Receivables from:
Clients, net of allowance	385,894	360,533	433,986
Product sponsors, broker-dealers and clearing organizations	177,752	218,690	177,654
Advisor loans, net of allowance	474,718	457,470	441,743
Others, net of allowance	314,856	351,169	298,790
Securities owned:
Trading — at fair value	35,327	29,199	46,447
Held-to-maturity — at amortized cost	14,406	14,361	11,806
Securities borrowed	10,944	15,927	17,684
Fixed assets, net of accumulated depreciation and amortization	556,490	542,821	533,044
Operating lease assets	101,741	103,870	102,477
Goodwill	1,503,648	1,503,648	1,503,648
Intangible assets, net of accumulated amortization	406,740	423,341	439,838
Deferred income taxes, net	751	517	—
Other assets	432,758	385,625	401,343
Total assets	$5,905,733	$6,110,766	$5,880,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$206,084	$149,832	$218,636
Payables to clients	1,034,445	1,328,882	1,058,873
Payables to broker-dealers and clearing organizations	87,706	117,860	92,002
Accrued commission and advisory expenses payable	162,620	155,360	174,330
Accounts payable and accrued liabilities	521,088	454,241	557,969
Income taxes payable	88,376	65,282	20,129
Unearned revenue	100,377	109,420	82,842
Securities sold, but not yet purchased — at fair value	71	295	176
Long-term and other borrowings, net	2,349,619	2,467,719	2,398,818
Operating lease liabilities	140,293	142,922	141,900
Finance lease liabilities	107,548	107,596	108,592
Deferred income taxes, net	—	—	2,098
Total liabilities	4,798,227	5,099,409	4,856,365
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 127,238,822 shares issued at June 30, 2020 and 126,494,028 shares issued at December 31, 2019	127	127	126
Additional paid-in capital	1,733,334	1,720,276	1,703,973
Treasury stock, at cost — 48,154,472 shares at June 30, 2020 and 46,259,989 shares at December 31, 2019	(2,391,961)	(2,392,712)	(2,234,793)
Retained earnings	1,766,006	1,683,666	1,554,567
Total stockholders’ equity	1,107,506	1,011,357	1,023,873
Total liabilities and stockholders’ equity	$5,905,733	$6,110,766	$5,880,238

LPL Financial Holdings Inc.
Management's Statements of Operations(5)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2020	Q1 2020	% Change	Q2 2019	% Change
Gross Profit(5)
Sales-based commissions	$159,512	$228,391	(30%)	$203,531	(22%)
Trailing commissions	267,941	275,053	(3%)	275,604	(3%)
Advisory	523,370	579,027	(10%)	481,309	9%
Commission and advisory fees	950,823	1,082,471	(12%)	960,444	(1%)
Production based payout(6)	(819,953)	(920,835)	(11%)	(831,178)	(1%)
Commission and advisory fees, net of payout	130,870	161,636	(19%)	129,266	1%
Client cash	116,266	151,398	(23%)	161,815	(28%)
Other asset-based(7)	130,801	134,108	(2%)	126,736	3%
Transaction and fee	119,478	137,096	(13%)	118,335	1%
Interest income and other, net(8)	9,397	8,364	12%	15,583	(40%)
Total net commission and advisory fees and attachment revenue	506,812	592,602	(14%)	551,735	(8%)
Brokerage, clearing and exchange expense	(18,565)	(17,024)	9%	(15,994)	16%
Gross Profit(5)	488,247	575,578	(15%)	535,741	(9%)

G&A Expense
Core G&A(9)	222,406	223,211	—%	210,514	6%
Regulatory charges	6,115	6,157	n/m	8,632	n/m
Promotional	44,540	57,398	(22%)	41,423	8%
Employee share-based compensation	8,040	8,648	(7%)	7,306	10%
Total G&A	281,101	295,414	(5%)	267,875	5%
EBITDA(5)	207,146	280,164	(26%)	267,866	(23%)
Depreciation and amortization	26,890	26,644	1%	22,584	19%
Amortization of intangible assets	16,689	16,570	1%	16,249	3%
Non-operating interest expense and other	26,289	29,318	(10%)	33,957	(23%)
INCOME BEFORE PROVISION FOR INCOME TAXES	137,278	207,632	(34%)	195,076	(30%)
PROVISION FOR INCOME TAXES	35,616	51,991	(31%)	48,984	(27%)
NET INCOME	$101,662	$155,641	(35%)	$146,092	(30%)
Earnings per share, diluted	$1.27	$1.92	(34%)	$1.71	(26%)
Weighted-average shares outstanding, diluted	80,127	81,166	(1%)	85,350	(6%)
EPS Prior to Amortization of Intangible Assets(5)(36)	$1.42	$2.06	(31%)	$1.85	(23%)

LPL Financial Holdings Inc
Management's Statements of Operations Trend(5)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2020	Q1 2020	Q4 2019
Gross Profit(5)
Sales-based commissions	$159,512	$228,391	$193,980
Trailing commissions	267,941	275,053	282,940
Advisory	523,370	579,027	533,259
Commission and advisory fees	950,823	1,082,471	1,010,179
Production based payout(6)	(819,953)	(920,835)	(876,654)
Commission and advisory fees, net of payout	130,870	161,636	133,525
Client cash	116,266	151,398	155,322
Other asset-based(7)	130,801	134,108	133,603
Transaction and fee	119,478	137,096	118,291
Interest income and other, net (8)	9,397	8,364	13,323
Total net commission and advisory fees and attachment revenue	506,812	592,602	554,064
Brokerage, clearing and exchange expense	(18,565)	(17,024)	(15,927)
Gross Profit(5)	488,247	575,578	538,137

G&A Expense
Core G&A(9)	222,406	223,211	230,182
Regulatory charges	6,115	6,157	7,893
Promotional	44,540	57,398	51,050
Employee share-based compensation	8,040	8,648	7,179
Total G&A	281,101	295,414	296,304
EBITDA(5)	207,146	280,164	241,833
Depreciation and amortization	26,890	26,644	25,663
Amortization of intangible assets	16,689	16,570	16,631
Non-operating interest expense and other	26,289	29,318	31,384
Loss on extinguishment of debt	—	—	3,156
INCOME BEFORE PROVISION FOR INCOME TAXES	137,278	207,632	164,999
PROVISION FOR INCOME TAXES	35,616	51,991	38,323
NET INCOME	$101,662	$155,641	$126,676
Earnings per share, diluted	$1.27	$1.92	$1.53
Weighted-average shares outstanding, diluted	80,127	81,166	82,695
EPS Prior to Amortization of Intangible Assets(5)(36)	$1.42	$2.06	$1.68

LPL Financial Holdings Inc.
Operating Measures(5)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2020	Q1 2020	Change	Q2 2019	Change
Market Drivers
S&P 500 Index (end of period)	3,100	2,585	20%	2,942	5%
Fed Funds Daily Effective Rate (FFER) (average bps)	6	123	(117bps)	240	(234bps)

Assets
Advisory Assets(10)	$375.3	$322.3	16%	$327.3	15%
Brokerage Assets(11)	386.4	347.6	11%	378.7	2%
Total Brokerage and Advisory Assets	$761.7	$669.9	14%	$706.0	8%
Advisory % of Total Brokerage and Advisory Assets	49.3%	48.1%	120bps	46.4%	290bps

Assets by Platform
Corporate Platform Advisory Assets(12)	$233.5	$200.7	16%	$201.9	16%
Hybrid Platform Advisory Assets(13)	141.9	121.6	17%	125.4	13%
Brokerage Assets	386.4	347.6	11%	378.7	2%
Total Brokerage and Advisory Assets	$761.7	$669.9	14%	$706.0	8%

Centrally Managed Assets
Centrally Managed Assets(14)	$54.4	$46.9	16%	$45.7	19%
Centrally Managed % of Total Advisory Assets	14.5%	14.5%	—%	14.0%	50bps

LPL Financial Holdings Inc.
Operating Measures(5)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2020	Q1 2020	Change	Q2 2019	Change
Net New Assets (NNA)
Net New Advisory Assets(15)	$10.2	$13.2	n/m	$7.5	n/m
Net New Brokerage Assets(16)	2.8	1.2	n/m	(1.3)	n/m
Total Net New Assets	$13.0	$14.3	n/m	$6.2	n/m

Net Brokerage to Advisory Conversions(17)	$1.6	$2.4	n/m	$1.8	n/m
Advisory NNA Annualized Growth(18)	12.7%	14.4%	n/m	9.6%	n/m
Total NNA Annualized Growth(18)	7.8%	7.5%	n/m	3.6%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(19)	$6.2	$7.8	n/m	$5.7	n/m
Hybrid Platform Net New Advisory Assets(20)	4.0	5.4	n/m	1.8	n/m
Total Net New Advisory Assets	$10.2	$13.2	n/m	$7.5	n/m
Centrally Managed Net New Advisory Assets(21)	$1.3	$2.2	n/m	$1.3	n/m

Client Cash Balances
Insured Cash Account Balances	$33.1	$34.5	(4%)	$21.3	55%
Deposit Cash Account Balances	7.7	8.7	(11%)	4.3	79%
Total Insured Sweep Balances	40.8	43.2	(6%)	25.5	60%
Money Market Account Cash Balances	1.6	1.8	(11%)	3.5	(54%)
Purchased Money Market Funds	2.8	2.8	—%	1.0	180%
Total Money Market Balances	4.5	4.6	(2%)	4.5	—%
Total Client Cash Balances	$45.3	$47.8	(5%)	$30.1	50%
Client Cash Balances % of Total Assets	5.9%	7.1%	(120bps)	4.3%	160bps

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(22)	127	195	(68)	249	(122)
Deposit Cash Account Average Fee - bps(22)	31	142	(111)	226	(195)
Money Market Account Average Fee - bps(22)	16	58	(42)	74	(58)
Purchased Money Market Fund Average Fee - bps(22)	27	29	n/m	29	n/m
Total Client Cash Balance Average Fee - bps(22)	100	168	(68)	217	(117)

Net Buy (Sell) Activity(23)	$12.5	$0.2	n/m	$9.7	n/m

LPL Financial Holdings Inc.
Monthly Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	June 2020	May 2020	May to June Change	April 2020	March 2020
Assets Served
Advisory Assets(10)	$375.3	$364.9	2.9%	$348.9	$322.3
Brokerage Assets(11)	386.4	381.0	1.4%	369.1	347.6
Total Brokerage and Advisory Assets	$761.7	$745.9	2.1%	$718.0	$669.9

Net New Assets (NNA)
Net New Advisory Assets(15)	$4.3	$3.1	n/m	$2.8	$4.8
Net New Brokerage Assets(16)	1.0	1.1	n/m	0.7	0.8
Total Net New Assets	$5.4	$4.2	n/m	$3.4	$5.6
Net Brokerage to Advisory Conversions(17)	$0.7	$0.4	n/m	$0.5	$0.6

Client Cash Balances
Insured Cash Account Balances	$33.1	$33.5	(1.2%)	$33.9	$34.5
Deposit Cash Account Balances	7.7	8.0	(3.8%)	8.5	8.7
Total Insured Sweep Balances	40.8	41.5	(1.7%)	42.4	43.2
Money Market Account Cash Balances	1.6	1.7	(5.9%)	1.7	1.8
Purchased Money Market Funds	2.8	2.9	(3.4%)	2.9	2.8
Total Money Market Balances	4.5	4.6	(2.2%)	4.6	4.6
Total Client Cash Balances	$45.3	$46.2	(1.9%)	$47.0	$47.8

Net Buy (Sell) Activity(23)	$4.5	$3.9	n/m	$4.1	$(8.2)

Market Indices
S&P 500 Index (end of period)	3,100	3,044	1.8%	2,912	2,585
Fed Funds Effective Rate (average bps)	8	5	3bps	5	63

LPL Financial Holdings Inc.
Financial Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2020	Q1 2020	Change	Q2 2019	Change
Commission Revenue by Product
Annuities	$217,637	$245,662	(11%)	$256,671	(15%)
Mutual funds	133,800	156,156	(14%)	149,380	(10%)
Fixed income	18,463	29,125	(37%)	24,604	(25%)
Equities	27,985	37,421	(25%)	19,700	42%
Other	29,568	35,080	(16%)	28,780	3%
Total commission revenue	$427,453	$503,444	(15%)	$479,135	(11%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$64,287	$92,525	(31%)	$103,325	(38%)
Mutual funds	29,716	45,534	(35%)	38,095	(22%)
Fixed income	18,463	29,125	(37%)	24,604	(25%)
Equities	27,985	37,421	(25%)	19,700	42%
Other	19,061	23,786	(20%)	17,807	7%
Total sales-based commissions	$159,512	$228,391	(30%)	$203,531	(22%)
Trailing commissions
Annuities	$153,350	$153,137	—%	$153,346	—%
Mutual funds	104,084	110,622	(6%)	111,285	(6%)
Other	10,507	11,294	(7%)	10,973	(4%)
Total trailing commissions	$267,941	$275,053	(3%)	$275,604	(3%)
Total commission revenue	$427,453	$503,444	(15%)	$479,135	(11%)

Payout Rate
Base Payout Rate	82.64%	82.70%	(6bps)	83.39%	(75bps)
Production Based Bonuses	3.59%	2.37%	122bps	3.15%	44bps
Total Payout Ratio	86.24%	85.07%	117bps	86.54%	(30bps)

LPL Financial Holdings Inc.
Capital Management Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2020		Q1 2020
Cash Available for Corporate Use(24)
Cash at Parent	$185,042		$130,964
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	77,292		86,897
Other Available Cash	19,991		18,287
Total Cash Available for Corporate Use	$282,325		$236,148

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,364,650		$2,483,325
Cash Available	282,325		236,148
Credit Agreement Net Debt	$2,082,325		$2,247,177
Credit Agreement EBITDA (trailing twelve months) (25)	$1,026,897		$1,085,269
Credit Agreement Net Leverage Ratio	2.03	x	2.07	x

	June 30, 2020
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		ABR+25bps		—%	11/12/2024
Broker-Dealer Revolving Credit Facility(b)	—		FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,064,650		LIBOR+175 bps(c)		1.930%	11/12/2026
Senior Unsecured Notes(d)	500,000		5.75% Fixed	5.750%	5.750%	9/15/2025
Senior Unsecured Notes(d)	400,000	(e)	5.75% Fixed	5.115%	5.750%	9/15/2025
Senior Unsecured Notes(f)	400,000		4.625% Fixed	4.625%	4.625%	11/15/2027
Total / Weighted Average	$2,364,650				3.840%

(a)	The Revolving Credit Facility is secured and has a borrowing capacity of $750 million.

(b)	The Broker-Dealer Revolving Credit Facility is unsecured and at LPL Financial LLC, the Company’s broker-dealer subsidiary, and has a borrowing capacity of $300 million.

(c)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(d)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(e)	Does not include unamortized premium of approximately $7.8 million as of June 30, 2020.

(f)	The Senior Unsecured Notes were issued in November 2019 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2020		Q1 2020		Change		Q2 2019		Change
Advisors
Advisors	16,973		16,763		1%		16,161		5%
Net New Advisors	210		299		n/m		(28)		n/m
Annualized commission and advisory fees per Advisor(26)	$226		$261		(13%)		$238		(5%)
Average Total Assets per Advisor ($ in millions)(27)	$44.9		$40.0		12%		$43.7		3%
Transition assistance loan amortization ($ in millions)(28)	$28.6		$27.4		4%		$22.6		27%
Total client accounts (in millions)	5.8		5.8		—%		5.5		5%

Employees - period end	4,585		4,358		5%		4,364		5%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets (29)	1.02%		1.01%		1	bps	1.03%		(1	bps)
Gross Profit ROA (30)	29.3	bps	30.4	bps	(1.1	bps)	31.1	bps	(1.8	bps)
OPEX as a % of Brokerage and Advisory Assets (31)	18.2	bps	18.3	bps	(0.1	bps)	18.6	bps	(0.4	bps)
EBIT ROA (32)	11.1	bps	12.2	bps	(1.1	bps)	12.5	bps	(1.4	bps)
Production Retention Rate (YTD annualized) (33)	98.6%		99.0%		(40	bps)	96.2%		240	bps
Recurring Gross Profit Rate (34)	86.8%		88.1%		(130	bps)	86.5%		30	bps
EBITDA as a % of Gross Profit	42.4%		48.7%		(630	bps)	50.0%		(760	bps)

Capital Expenditure ($ in millions)	$37.9		$34.0		11%		$33.2		14%

Share Repurchases ($ in millions)	$—		$150.0		(100%)		$125.0		(100%)
Dividends ($ in millions)	19.7		19.7		—%		20.8		(5%)
Total Capital Allocated ($ in millions)	$19.7		$169.7		(88%)		$145.9		(86%)
Weighted-average Share Count, Diluted	80.1		81.2		(1%)		85.4		(6%)
Total Capital Allocated per Share(35)	$0.25		$2.09		(88%)		$1.71		(85%)

Endnote Disclosures

(1)	In April 2020, the Company updated its definition of net new assets to include Dividends plus Interest, minus Advisory Fees. See FNs 15, 16, 19, 20 and 21.

(2)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(3)	“Financial advisors” or “Advisors” include registered representatives and/or investment adviser representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.

(4)	Compliance with the Credit Agreement Net Leverage Ratio is only required under our revolving credit facility.

(5)
Certain information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 3.

(6)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q2 2020	Q1 2020	Q4 2019	Q2 2019
Production based payout	$819,953	$920,835	$876,654	$831,178
Advisor deferred compensation expense	39,894	(50,040)	17,177	6,844
Commission and advisory expense	$859,847	$870,795	$893,831	$838,022

(7)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(8)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q2 2020	Q1 2020	Q4 2019	Q2 2019
Interest income, net of interest expense	$6,540	$9,542	$10,966	$11,690
Plus: Other revenue	42,751	(51,218)	19,534	10,737
Less: Advisor deferred compensation expense	(39,894)	50,040	(17,177)	(6,844)
Interest income and other, net	$9,397	$8,364	$13,323	$15,583

(9)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q2 2020	Q1 2020	Q4 2019	Q2 2019
Operating Expense Reconciliation (in thousands)
Core G&A	$222,406	$223,211	$230,182	$210,514
Regulatory charges	6,115	6,157	7,893	8,632
Promotional	44,540	57,398	51,050	41,423
Employee share-based compensation	8,040	8,648	7,179	7,306
Total G&A	281,101	295,414	296,304	267,875
Commissions and advisory	859,847	870,795	893,831	838,022
Depreciation & amortization	26,890	26,644	25,663	22,584
Amortization of intangible assets	16,689	16,570	16,631	16,249
Brokerage, clearing and exchange	18,565	17,024	15,927	15,994
Total operating expenses	$1,203,092	$1,226,447	$1,248,356	$1,160,724

(10)
Consists of total advisory assets under custody at LPL Financial. Q4 2019 also included advisory assets serviced by investment advisor representatives of Allen & Company of Florida, LLC ("Allen & Company") that were onboarded to LPL Financial's custodial platform in Q4 2019.

(11)
Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q4 2019 also included brokerage assets serviced by advisors licensed with Allen & Company that were onboarded to LPL Financial's custodial platform in Q4 2019.

(12)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.

(13)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(14)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(15)
Consists of total client deposits into advisory accounts, including advisory assets serviced by Allen & Company advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively. The previously reported figures for net new advisory assets did not include dividends and interest or subtract advisory fees. The figures previously reported for Q1 2020 and Q2 2019 were inflows of $12.5 billion and $6.6 billion, respectively.

(16)
Consists of total client deposits into brokerage accounts, including brokerage assets serviced by Allen & Company advisors, less total client withdrawals from brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively. The previously reported figures for net new brokerage assets did not include dividends and interest or subtract advisory fees. The figures previously reported for Q1 2020 and Q2 2019 were $0.0 billion and an outflow of $2.6 billion, respectively.

(17)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(18)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(19)
Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 12) less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees. The previously reported figures did not include dividends and interest or subtract advisory fees. The figures previously reported for Q1 2020 and Q2 2019 were inflows of $7.4 billion and $5.1 billion, respectively.

(20)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 13) less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees. The previously reported figures did not include dividends and interest or subtract advisory fees. The figures previously reported for Q1 2020 and Q2 2019 were inflows of $5.1 billion and $1.4 billion, respectively.

(21)
Consists of total client deposits into centrally managed assets accounts (FN 14) less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees. The previously reported figures did not include dividends and interest or subtract advisory fees. The figures previously reported for Q1 2020 and Q2 2019 were an inflow of $2.2 billion and $1.2 billion, respectively.

(22)	Calculated by dividing revenue for the period by the average balance during the period.

(23)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(24)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(25)
EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (dollars in thousands):

	Q2 2020	Q1 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$515,693	$560,123
Non-operating interest expense	118,935	126,603
Provision for income taxes	172,202	185,570
Loss on extinguishment of debt	3,156	3,156
Depreciation and amortization	103,259	98,953
Amortization of intangible assets	66,176	65,736
EBITDA	$979,421	$1,040,141
Credit Agreement Adjustments:
Employee share-based compensation expense	$31,281	$30,547
Advisor share-based compensation expense	2,495	2,679
Other	13,700	11,902
Credit Agreement EBITDA (trailing twelve months)	$1,026,897	$1,085,269

(26)	Calculated based on the average advisor count from the current period and prior period.

(27)	Calculated based on the end of period total brokerage and advisory assets divided by end of period advisor count.

(28)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(29)	Represents advisory revenue as a percentage of Corporate Platform Advisory Assets (FN 12) for the trailing twelve month period.

(30)
Represents Gross Profit (FN 5), a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total brokerage and advisory assets for the trailing twelve month period.

(31)
Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total brokerage and advisory assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 9), a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation & amortization, and amortization of intangible assets.

(32)	EBIT ROA is calculated as Gross Profit ROA less OPEX as a % of Total Brokerage and Advisory Assets.

(33)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(34)
Recurring Gross Profit Rate refers to the percentage of the Company’s Gross Profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring Gross Profit, a characterization of Gross Profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(35)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(36)
EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q2 2020
EPS	$1.27
Amortization of Intangible Assets	16,689
Tax Benefit	(4,673)
Amortization of Intangible Assets Net of Tax Benefit	$12,016
Diluted Share Count	80,127
EPS Impact	$0.15
EPS Prior to Amortization of Intangible Assets	$1.42